Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports Fourth Quarter and

Fiscal Year 2012 Financial Results

CARY, N.C., March 14, 2013 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the U.S. hospital and adjacent specialty markets, today announced results for the fourth quarter and full year ended December 31, 2012.

Total net product sales were $116.1 million in 2012 versus $101.3 million reported in 2011, an increase of 15%. For the fourth quarter of 2012, net product sales were $34.9 million versus $18.2 million, up 92%, compared to the fourth quarter of 2011. Net sales from the ZYFLO® family of products amounted to $53.6 million, up 75% year over year. CUROSURF® net sales were $35.0 million, marginally up from the 2011 level. CARDENE® I.V. net sales were $24.8 million for the period from June 26, 2012, the acquisition date, through December 31, 2012.

Net loss in 2012 was $11.9 million, or $(0.46) per diluted share, compared to a net loss of $693,000, or $(0.03) per diluted share, in 2011. Net loss for the fourth quarter of 2012 was $7.0 million, or $(0.26) per diluted share, compared to a net loss of $2.7 million, or $(0.11) per diluted share, in the fourth quarter of 2011. The Company’s net loss in the fourth quarter and for the full year resulted primarily from three events: a charitable donation of CARDENE I.V. inventory valued at $11.7 million; a write-off of RETAVASE® inventory valued at $14.6 million; and impairment of our LIXAR® in-process research and development assets valued at $11.5 million offset by a reduction in value of the related contingent payments of $8.8 million.

On a non-GAAP basis, net income for the year was $16.3 million, or $0.59 per diluted share, an increase of 76% from non-GAAP income of $9.2 million, or $0.35 per diluted share, in 2011. Non-GAAP net income for the fourth quarter of 2012 was $6.5 million, or $0.22 per diluted share, compared to a non-GAAP net loss of $1.5 million, or $(0.06) per diluted share, in 2011.

Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization and impairment of product rights, transaction-related expenses, acquisition adjustments related to inventory, the CARDENE I.V. charitable inventory donation, the RETAVASE inventory write-off, the change in acquisition-related contingent payments and the gain on the divestiture of certain product rights.

“In 2012, we executed on our strategy to transition away from our primary-care focused anti-infective business and focus primarily on the hospital and adjacent specialty markets. With the integration of EKR now substantially complete, we are well positioned as a Company for future growth. Additionally, we closed 2012 by extending our CUROSURF licensing agreement with Chiesi which now runs through 2024 and includes supply price and commercial incentives, which we believe will further improve product margin,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “We expect to continue this momentum in 2013 by growing revenues organically, bringing the products in our pipeline to market and keeping a keen eye out for licensing and acquisition opportunities that align with our vision for growth.”

A breakdown of net revenues by product for the three and 12 months ended December 31, 2012 (in thousands, except percentages) follows:

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2012	2011	$	%	2012	2011	$	%
Net product sales
CARDENE I.V. product family	$11,293	—	$11,293	100%	$24,807	—	$24,807	100%
CUROSURF	8,127	9,450	(1,323)	(14)	34,972	34,852	120	—
ZYFLO product family	15,822	8,361	7,461	89	53,553	30,674	22,879	75
AlleRx Dose Pack products	(282)	(2,928)	2,646	(90)	(1,407)	23,263	(24,670)	(106)
Anti-infective products	—	3,109	(3,109)	(100)	3,374	14,387	(11,013)	(77)
Other products	(33)	192	(225)	(117)	781	(1,875)	2,656	—

Total net product sales	34,927	18,184	16,743	92	116,080	101,301	14,779	15
License and royalty agreement revenues	—	22	(22)	(100)	4	121	(117)	(97)

Net revenues	$34,927	$18,206	16,721	92	$116,084	$101,422	14,662	14

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for 2012 was 63% and remained flat compared to 2011. Cost of product sales for 2012 included $4.2 million of fair value step-up adjustments related to acquired CARDENE I.V. inventory sold during the year, which had a four percentage point negative impact on gross margin.

Selling, general and administrative expenses were relatively flat at $46.4 million in 2012 compared to $45.9 million in 2011. Reductions in certain employee-related costs driven by the divestiture of the anti-infective product rights and respiratory sales force in March 2012 were offset by increases in co-promotion expense and marketed product support related to ZYFLO.

As of December 31, 2012, Cornerstone had $56.3 million in cash and cash equivalents compared to $34.2 million at the end of the third quarter 2012 and $74.0 million at December 31, 2011. The year-over-year decrease primarily represents the $36.4 million of cash-on-hand used to help fund the EKR Therapeutics acquisition, while the sequential increase reflects our strong cash flow from operations.

Conference Call Information

Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss financial results for the three and 12 months ended December 31, 2012. To participate in the live conference call, please dial 888-364-3109 (U.S. callers) or 719-325-2432 (international callers), and provide passcode 4876543. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 4876543.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The Company’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented in this press release should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP (such as operating income (loss), net income (loss) and earnings (loss) per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization and impairment of product rights, transaction-related expenses, acquisition adjustments related to inventory, its CARDENE I.V. charitable inventory donation, its RETAVASE inventory write-off, changes in acquisition-related contingent payments, and the gain on the divestiture of certain product rights. Transaction-related expenses consist of (1) costs incurred to complete product or company acquisitions or other strategic transactions, including due diligence and legal, consulting and other related fees; (2) integration costs related to the Company’s completed transactions; and (3) transaction-related fees associated with transactions that are not consummated. The Company excludes these items from its non-GAAP measures because it believes that their exclusion provides an additional means to assess the extent to which the Company’s efforts and execution of its strategy are reflected in its operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions; amortization and impairment of product rights are excluded because they are not reflective of the cash-settled expenses incurred related to product sales; and the transaction-related expenses, acquisition adjustments related to inventory, its CARDENE I.V. charitable inventory donation, its RETAVASE inventory write-off, changes in acquisition contingent payments, and the

Company’s gain on the divestiture of certain product rights are excluded because management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and its prospects for the future.

The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these items involved the exercise of judgment by management. Even though the Company has excluded stock-based compensation expense, amortization and impairment of product rights, transaction-related expenses, acquisition adjustments related to inventory, CARDENE I.V. charitable inventory donation, RETAVASE inventory write-off, changes in acquisition-related contingent payments, and the gain from the divestiture of product rights from the non-GAAP financial measures, stock-based compensation is an integral part of the Company’s compensation structure, the acquisition of additional companies and/or product rights and the divestiture of the Company’s anti-infective product rights are an important part of its business strategy, transaction-related expenses, whether or not the transaction is successfully closed, may be significant cash expenses and the disposition of its assets other than through product sales has a negative impact on the Company’s results of operations and cash flows.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from products we no longer market; the adverse impact of returns of previously sold inventory; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain FDA approval to manufacture, market and sell our products and product candidates, including our lixivaptan compound, LIXAR (formerly referred to as CRTX 080), and RETAVASE; our ability to successfully and effectively launch our Hydrocodone Polistirex and Chlorpheniramine Polistirex Extended Release Suspension product (formerly referred to as CRTX 067); our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our substantial indebtedness and debt covenants; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 6, 2012, Item 1A (Risk Factors) in our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2012 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Trademarks

LIXAR®, ZYFLO CR® and ZYFLO® are registered trademarks of Cornerstone Therapeutics Inc. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, Inc., Cornerstone Therapeutics’ wholly-owned subsidiary. CUROSURF® is owned by Chiesi Farmaceutici S.p.A. and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States.

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Net revenues	$34,927	$18,206	$116,084	$101,422
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	10,595	8,640	42,579	37,823
Selling, general and administrative	13,659	9,764	46,404	45,877
Research and development	544	252	4,273	1,624
Amortization of product rights	4,155	3,591	17,929	14,368
Change in acquisition-related contingent payments	(10,322)	—	(11,896)	—
Transaction-related expenses	410	467	8,354	467
Other operating expenses, net	37,271	—	35,779	2,500

Total costs and expenses	56,312	22,714	143,422	102,659

Loss from operations	(21,385)	(4,508)	(27,338)	(1,237)
Other expenses, net:
Interest expense, net	(1,697)	(7)	(3,496)	(128)
Other expense, net	(84)	—	(299)	—

Total other expenses	(1,781)	(7)	(3,795)	(128)

Loss before income taxes	(23,166)	(4,515)	(31,133)	(1,365)
Benefit from income taxes	16,207	1,766	19,245	672

Net loss	$(6,959)	$(2,749)	$(11,888)	$(693)

Comprehensive loss	$(6,959)	$(2,749)	$(11,888)	$(693)

Net loss per share, basic	$(0.26)	$(0.11)	$(0.46)	$(0.03)

Net loss per share, diluted	$(0.26)	$(0.11)	$(0.46)	$(0.03)

Weighted-average common shares, basic	26,334,106	25,797,763	26,115,266	25,684,593

Weighted-average common shares, diluted	26,334,106	25,797,763	26,115,266	25,684,593

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$56,250	$73,968
Accounts receivable, net	14,368	11,894
Inventories, net	11,384	9,419
Prepaid expenses	3,343	3,753
Income tax receivable	4,094	1,900
Deferred tax asset	1,614	2
Acquisition-related current assets	11,134	5,618
Other current assets	379	494

Total current assets	102,566	107,048

Property and equipment, net	1,310	1,574
Product rights, net	232,111	106,960
Goodwill	33,356	15,218
Amounts due from related parties	—	38
Deferred tax asset, less current portion	—	523
Other assets	32	953

Total assets	$369,375	$232,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,439	$5,526
Accrued expenses	37,379	34,993
Acquisition-related contingent payments	6,846	—
Deferred revenue	—	1,428
Acquisition-related current liabilities	9,636	6,618
Other current liabilities	525	90

Total current liabilities	66,825	48,655

Acquisition-related contingent payments, less current portion	26,362	8,800
Long-term debt	89,540	—
Deferred tax liability	15,683	—
Other long-term liabilities	4,792	56

Total liabilities	203,202	57,511

Stockholders’ equity
Preferred stock—$0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value, 90,000,000 shares authorized; 26,348,470 and 25,803,864 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	26	26
Additional paid-in capital	167,461	163,203
(Accumulated deficit) retained earnings	(1,314)	11,574

Total stockholders’ equity	166,173	174,803

Total liabilities and stockholders’ equity	$369,375	$232,314

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net loss	$(11,888)	$(693)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and depreciation	18,660	14,896
Amortization of debt costs	51	—
Provision for prompt payment discounts	3,474	3,448
Provision for other receivables	1,457	—
Provision for inventory allowances	1,277	209
Acquisition accounting adjustment on inventory	4,178	—
CARDENE I.V. charitable inventory donation	11,662	—
RETAVASE inventory write-off	14,586	—
Gain on sale of product rights	(1,969)	—
Loss on disposal of property and equipment	299	—
Change in acquisition-related contingent payments	(11,896)	—
Impairment of product rights	11,500	2,500
Stock-based compensation	2,961	2,207
Deferred revenue	(1,428)	(55,766)
Benefit from deferred income taxes	(16,062)	(388)
Changes in operating assets and liabilities:
Accounts receivable	1,453	61,134
Inventories	(2,007)	5,546
Prepaid expenses and other assets	231	8,528
Accounts payable, accrued expenses, and other liabilities	(4,460)	(15,746)
Acquisition-related current assets and liabilities	(1,498)	—
Income taxes receivable	(2,194)	(1,703)

Net cash provided by operating activities	18,387	24,172

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	(126,921)	—
Purchase of product rights	(1,000)	—
Purchase of property and equipment	(275)	(616)
Proceeds from sale of product rights	3,000	—

Net cash used in investing activities	(125,196)	(616)

Cash flows from financing activities
Proceeds from term loans	90,000	—
Payment of debt financing costs	(511)	—
Proceeds from exercise of common stock options	1,159	369
Excess tax benefit from stock-based compensation	265	522
Payments related to net settlement of restricted stock	(127)	—
Acquisition-related contingent payments	(1,603)	—
Principal payments on license agreement liability	—	(1,341)
Principal payments on capital lease obligation	(92)	(83)

Net cash provided by (used in) financing activities	89,091	(533)

Net (decrease) increase in cash and cash equivalents	(17,718)	23,023
Cash and cash equivalents as of beginning of year	73,968	50,945

Cash and cash equivalents as of end of year	$56,250	$73,968

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,059	$177

Cash paid during the year for income taxes	—	$1,379

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share amounts):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
GAAP loss from operations	$(21,385)	$(4,508)	$(27,338)	$(1,237)
Add: stock-based compensation	934	621	2,961	2,207
Add: amortization and impairment of product rights	15,655	3,591	29,429	16,868
Add: transaction-related expenses	410	467	8,354	467
Add: acquisition adjustments related to inventory	1,117	—	4,178	—
Add: CARDENE I.V. charitable inventory donation	11,662	—	11,662	—
Add: RETAVASE inventory write-off	14,586	—	14,586	—
Less: change in acquisition-related contingent payments	(10,322)	—	(11,896)	—
Less: gain on divestiture of product rights	(477)	—	(1,969)	—

Non-GAAP income from operations	$12,180	$171	$29,967	$18,305

GAAP net loss	$(6,959)	$(2,749)	$(11,888)	$(693)
Add: stock-based compensation	934	621	2,961	2,207
Add: amortization and impairment of product rights	15,655	3,591	29,429	16,868
Add: transaction-related expenses	410	467	8,354	467
Add: acquisition adjustments related to inventory	1,117	—	4,178	—
Add: CARDENE I.V. charitable inventory donation	11,662	—	11,662	—
Add: RETAVASE inventory write-off	14,586	—	14,586	—
Less: change in acquisition-related contingent payments	(10,322)	—	(11,896)	—
Less: gain on divestiture of product rights	(477)	—	(1,969)	—
Less: tax effects related to above items[1]	(20,148)	(3,420)	(29,164)	(9,621)

Non-GAAP net income (loss)	$6,458	$(1,490)	$16,253	$9,228

GAAP net loss per share, diluted	$(0.26)	$(0.11)	$(0.46)	$(0.03)

Non-GAAP net income (loss) per share, diluted[2]	$0.22	$(0.06)	$0.59	$0.35

Shares used in diluted net income (loss) per share calculation:
GAAP net loss	26,334,106	25,797,763	26,115,266	25,684,593

Non-GAAP net income (loss)	30,813,848	25,797,763	28,669,855	26,232,333

[1]

Income taxes typically represent a complex element of our consolidated statement of comprehensive (loss) income and effective tax rates can vary widely between different periods. As such, for the three months ended December 31, 2012 and the year ended December 31, 2012, we calculated non-GAAP net income by applying our statutory tax rate of 37.9% to non-GAAP income before taxes. The tax effects for 2012 periods represent the difference between our GAAP tax benefit and our calculated non-GAAP tax expense. Tax effects for the three months ended December 31, 2011 and the year ended December 31, 2011 were calculated using the effective tax rates of 73.1% and 49.2%, respectively.

[2]

The convertible term loan was determined to be dilutive to non-GAAP net income per share, diluted for the year ended December 31, 2012. As such, for the year ended December 31, 2012, non-GAAP net income was adjusted for $645,000 of interest expense related to the convertible term loan, net of tax effects. Non-GAAP net income adjusted for the related interest expense, net of tax effects, was divided by the sum of the weighted-average number of common shares and dilutive common share equivalents outstanding during the year, as adjusted for the impact of the shares related to the convertible debt of approximately 2.2 million shares for the year ended December 31, 2012.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520,

josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

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